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EXHIBIT 99.1

DOWNEY FINANCIAL CORP.
N E W S R E L E A S E	For further information contact: Thomas E. Prince Chief Financial Officer (949)509-4440

DOWNEY FINANCIAL CORP. ANNOUNCES
SENIOR MANAGMENT TRANSITION

          Newport Beach, California – August 26, 2004. Maurice L. McAlister, Chairman of the Board of Downey Financial Corp. (NYSE: DSL) announced today that Marangal “Marito” Domingo, President and Chief Executive Officer, has decided to pursue other interests. As a result, Mr. Domingo’s employment with Downey and service as a member of the Board of Directors of Downey Financial Corp. and the related Downey entities will end on August 31, 2004.

          Mr. McAlister also announced that Daniel D. Rosenthal has been appointed President and Chief Executive Office of Downey Financial Corp. and Downey Savings and Loan Association, F.A., effective September 1, 2004. Mr. Rosenthal previously served in these positions from November 20, 1998 to February 1, 2004; and he will remain a member of the Board of Directors of Downey Financial Corp. and the related Downey entities.

          Commenting on the management transition, Mr. McAlister stated, ”We wish Marito the best in his future endeavors and welcome Dan Rosenthal back to his prior officer positions with Downey.”

          Downey Financial Corp., headquartered in Newport Beach, California, has assets of $14.7 billion and is the parent company of Downey Savings and Loan Association, F.A., which has 165 branches in California and three in Arizona.

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